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                                                              EXHIBIT M

                 AGREEMENT AMONG REPORTING PERSONS


          THIS AGREEMENT AMONG REPORTING PERSONS is made and entered into by the undersigned (collectively, the "Parties").


                       W I T N E S S E T H:

          WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934 (the "Act") requires that, when a Schedule 13D is filed on behalf of more than one person, the Schedule 13D shall include as an exhibit to the Schedule 13D an agreement in writing of such persons that the Schedule 13D is filed on behalf of each of them;

          NOW, THEREFORE, in consideration of the premises and the mutual promises of the Parties, they hereby covenant and agree as follows:

     1. The undersigned agree that a single Amended and Restated Schedule 13D and, except as to MediaOne, Inc., any amendments thereto, relating to the shares of common stock of SHOP AT HOME, INC. shall be filed on behalf of each of them.

     2. Each of the undersigned acknowledges and agrees that pursuant to Rule 13d-1(f)(1) under the Act each of them is individually responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information contained therein.

     3. Each of the undersigned acknowledges that MediaOne, Inc. has joined in this Agreement for the sole purpose of the filing of Amendment Number 7 to the Schedule 13D of the undersigned, and, following the filing of such amendment, MediaOne, Inc. shall no longer be a party to this Agreement.

     4.   This Agreement shall not be assignable by any of the Parties.

     5. This Agreement shall be terminated only upon written notice of termination given by any of the Parties to all of the other Parties.

     6. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof, but all of which together shall constitute a single instrument.
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          EXECUTED as of December 21, 1995.


                         SAH HOLDINGS, L.P.

                         By: GLOBAL NETWORK TELEVISION, INC.

                         By:  /S/ J.D. CLINTON
	                          J.D. Clinton, Chairman


                         GLOBAL NETWORK TELEVISION, INC.

                         By:  /S/ J.D. CLINTON
                                  J.D. Clinton, Chairman


                              /S/ W. PAUL COWELL
                                  W. Paul Cowell


                         MEDIAONE, INC.

                         By: /S/ FRANK A. WOODS
	                         Frank A. Woods, Chairman



                             /S/ J.D. CLINTON
                                 J.D. Clinton